Exhibit 10.10

TACTILE SYSTEMS TECHNOLOGY, INC.

Restricted Stock Agreement

Full Name of Employee: [ ]
No. of Shares of Series A Preferred Stock Covered: [ ]	Date of Issuance: March 3, 2009
Vesting Schedule:

All Shares subject to this Agreement will vest immediately in full upon the terms described in Section 2 of this Agreement.

This Restricted Stock Agreement is made as of the date of issuance set forth above (the “Effective Date”), between Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), and the employee set forth above (the “Employee”).

A.                                    The Company desires to give the Employee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting the Employee restricted shares of Series A Preferred Stock of the Company (including the shares of the Company’s common stock issuable upon conversion of the shares of Series A Preferred Stock, the “Shares”), on the terms and conditions and subject to the restrictions set forth herein; and

B.                                    The Company and the Employee desire to enter into this Agreement to set forth the terms and conditions of such grant.

Now, therefore, the Company and the Employee mutually agree as follows:

1.                                      GRANT OF RESTRICTED STOCK.

(a)                                 Subject to the terms and conditions of this Agreement, the Company has granted to the Employee the number of Shares specified at the beginning of this Agreement.  Such Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”  The term “Restricted Shares” also refers to all securities received by the Employee in replacement of or in connection with the Restricted Shares acquired hereby pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant event.

(b)                                 Each Restricted Share will be evidenced by a duly issued stock certificate (which may represent more than one Restricted Share) registered in the name of the Employee.  The Employee will have all rights of a stockholder of the Company with respect to each Restricted Share (including the right to receive dividends and other distributions, if any).  However, all restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share.  No Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in the Employee in accordance with all terms and conditions of this Agreement.  Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until such Restricted Share has vested in the Employee in accordance with all of the terms and conditions of this Agreement.  Each stock certificate evidencing any Restricted Share may contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion.  The Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating to such custody.

2.                                      VESTING.  If the Employee remains continuously employed by the Company or a parent or subsidiary thereof until a Change in Control, then the Restricted Shares will vest upon a Change in Control.  A “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a)                                 Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) after the Effective Date first acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this Section 2(a):

(A)                               any acquisition of shares of the Company’s capital stock or Voting Securities of the Company directly from the Company,

(B)                               any acquisition or beneficial ownership by the Company or a subsidiary of the Company,

(C)                               any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries,

(D)                               any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company’s then outstanding Voting Securities and the shares of the Company’s capital stock are then beneficially owned by all or substantially all of the persons who beneficially owned Voting Securities and shares of the Company’s capital stock immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and shares of the Company’s capital stock, as the case may be, immediately prior to such acquisition;

(b)                                 A majority of the members of the board of directors of the Company shall not be Continuing Directors.  “Continuing Directors” shall mean:  (A) individuals who, on the Effective Date, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the board of directors, (C) individuals elected as directors of the Company subsequent to the date hereof pursuant to a nomination or board representation right of preferred stockholders of the Company or (D) any individual elected or appointed by the board of directors to fill vacancies on the board of directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

(c)                                  Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and shares of the Company’s capital stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation that is the issuer of such securities held by the stockholders of the Company after such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and shares of the Company’s capital stock, as the case may be; or

(d)                                 Consummation of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and shares of the Company’s capital stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and shares of the Company’s capital stock, as the case may be.

3.                                      ISSUANCE OF UNRESTRICTED SHARES.  Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 4, but will continue to be subject to the provisions of Section 6.

4.                                      FORFEITURE.  If (a) the Employee’s employment with the Company, or a parent or subsidiary thereof, is terminated for any reason, whether by the Company with or without cause, voluntarily or involuntarily by the Employee or otherwise, or (b) the Employee attempts to transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, then any Restricted Shares that have not previously vested will be forfeited by the Employee to the Company, the Employee will thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Employee must immediately return to the Company any and all certificates representing Restricted Shares so forfeited.  Additionally, the Employee must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Employee a new certificate for any Shares which vested prior to forfeiture.

5.                                      LOCK-UP.

(a)                                 The Employee agrees that the Employee will not offer, pledge, sell, contract to sell, sell any option, sell any contract to purchase, purchase any option, purchase any contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or any other Company securities) or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or any other Company securities) held by the Employee (other than those included in the registration) for a period specified by the representative of the underwriters of the Company’s capital stock (or any other Company securities, collectively, the “Stock”) not to exceed 90 days (180 days in the case of an initial public offering), plus any additional periods required by the Financial Industry Regulatory Authority, after the effective date of any Company registration statement filed under the Securities Act of 1933 (the “Securities Act”).

(b)                                 The Employee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter to the extent that such agreements are consistent with the foregoing or that are necessary to give further effect to the provisions set forth in Section 5(a).  In addition, if requested by the Company or the representative of the underwriters of shares of the Company’s capital stock, the Employee will provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

(c)                                  The obligations described in this Section 5 will not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period, as applicable.

6.                                      TRANSFER RESTRICTIONS.

(a)                                 The Employee understands that, notwithstanding the vesting of the Restricted Shares under Section 2 of this Agreement, none of the Shares issued to the Employee pursuant to this Agreement have been (nor are anticipated to be) registered under the Securities Act, or any state securities laws, in reliance upon exemptions from registration.  The Shares, therefore, cannot be sold unless they are subsequently registered under the Securities Act or the Employee obtains an opinion of counsel satisfactory to the Company that such sale may be effected without violation of applicable federal or state securities laws.  A legend to this effect will be placed on the certificates evidencing the Shares.

(b)                                 The Company is not required (1) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (2) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares have been so transferred.

7.                                      LIMITATION ON CHANGE IN CONTROL PAYMENTS.  Notwithstanding anything in this Agreement to the contrary, if, with respect to the Employee, the vesting of Restricted Shares as provided in Section 2 (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), together with any other payments which the Employee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to the Employee will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code.  Without limiting the prior sentence, the Employee will have the discretion to determine which “payments” will be reduced so that no portion of such “payments” are subject to the excise tax imposed by Section 4999 of the Code.  Notwithstanding anything to the contrary in this Section 7, if the Employee is subject to a separate agreement with the Company that expressly addresses the potential application of Section 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 7 will not apply, and any “payments” to the Employee pursuant to this Agreement will be treated as “payments” arising under such separate agreement.

8.                                      EMPLOYMENT.  This Agreement does not give the Employee any right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any parent or subsidiary thereof employing the Employee may terminate such employment or otherwise treat the Employee without regard to the effect it may have upon the Employee or any Restricted Shares under this Agreement.

9.                                      TAX WITHHOLDING.  The parties to this Agreement recognize that the Company or a parent or subsidiary of the Company may be obligated to withhold federal and state income taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Employee elects under Section 83(b) of the

Code to report the receipt of the Restricted Shares as income in the year of receipt, upon the Employee’s receipt of the Restricted Shares.  The Employee agrees that, at such time, if the Company or a parent or subsidiary is required to withhold such taxes, the Employee will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation.

10.                               AMENDMENT TO MEET THE REQUIREMENTS OF SECTION 409A.  The Employee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Employee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.  The Employee further acknowledges that the Company has directed the Employee to seek independent advice regarding the applicable provisions of the Code and the income and other tax laws of any municipality, state or foreign country in which the Employee may reside.

11.                               DISCRETIONARY ADJUSTMENT.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of Shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Company’s board of directors or a committee thereof (or if the Company does not survive any such transaction, the board of directors or a comparable committee of the board of directors of the surviving corporation) may, without the consent of the Employee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Agreement and, in order to prevent dilution or enlargement of rights of the Employee, the number and kind of securities issuable upon lapse of the forfeiture restrictions of the Restricted Shares.

12.                               MISCELLANEOUS.  This Agreement is binding in all respects on the Employee’s heirs, representatives, successors and assigns.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.  This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto will be of any force or effect unless and until set forth in a writing executed by the Employee and the Company.  The provisions of Sections 5 through 14 will survive vesting of the Restricted Shares.

13.                               SHARES SUBJECT TO CERTIFICATE OF INCORPORATION AND BY-LAWS.  The Employee acknowledges that the Shares granted under this Agreement are subject to the Company’s certificate of incorporation, as amended from time to time, and by-laws, as amended from time to time and any applicable federal or state laws, rules or regulations.

14.                               EXECUTION OF STOCKHOLDER AGREEMENTS.  At the discretion of the Company’s board of directors or a committee thereof, the Company is hereby granted (a) a right of first refusal to purchase all Shares that the Employee (or a subsequent transferee) may propose to transfer to a third party and (b) the right to require the Employee from time to time (including as a condition to receipt of the Shares) to execute and deliver stockholder, voting, right of first-refusal and co-sale or similar agreements (including in the forms in effect as of the Effective Date.

The Employee and the Company have executed this Agreement as of the Effective Date.

TACTILE SYSTEMS TECHNOLOGY, INC.

Gerald Mattys
NAME:	Chief Executive Officer